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                                                                   EXHIBIT 11

EXHIBIT 1 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

(in thousands, except per share amounts, adjusted for 3-for-2 stock split declared January 21, 1997)


                                             FOR THE YEARS ENDED DECEMBER 31
                                           ------------------------------------
PRIMARY EARNINGS PER SHARE                   1996        1995        1994
-------------------------------------------------------------------------------
Computation Required by Regulation S-K
 and for Statement of Income (Note 1):

Net income ..............................  $    7,127  $   12,493  $    2,255

Weighted average number of common and
  common equivalent shares outstanding:
  Common shares .........................   6,810,215   6,603,885   6,647,252
  Dilutive effect of stock option shares
   (Note 2) .............................      19,017      22,667      37,404
                                           ------------------------------------
  Total common and
    common equivalent shares ............   6,829,232   6,626,552   6,684,656

Earnings per share - primary ............  $     1.05  $     1.89  $     0.34
                                           ====================================





                                             FOR THE YEARS ENDED DECEMBER 31
                                           ------------------------------------
FULLY DILUTED EARNINGS PER SHARE               1996        1995        1994
-------------------------------------------------------------------------------
Computation Required by Regulation S-K
 and for Statement of Income (Note 1):

Net income ..............................  $    7,127  $   12,493  $    2,255

Weighted average number of common and
  common equivalent shares outstanding:
  Common shares .........................   6,810,215   6,603,885   6,647,252
  Dilutive effect of stock option shares
   (Note 2) .............................      19,017      24,624      42,147
                                           ------------------------------------
  Total common and
    common equivalent shares ............   6,829,232   6,628,509   6,689,399

Earnings per share - fully diluted ......  $     1.05  $     1.89  $     0.34
                                           ====================================



Note 1: See the Consolidated Statements of Income for Earnings per share computations on page 5 of the Corporation's 1996 Annual Report to Stockholders contained herein as Exhibit 2.

Note 2: The dilutive effect of common share equivalents was determined by the treasury stock method. See Note 11 in Notes to Consolidated Financial Statements on pages 15 and 16 of the Corporation's 1996 Annual Report to Stockholders contained herein as Exhibit 2.